CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM




We consent to the references to our firm in post-effective amendment #10 to the Registration Statement on Form N-1A of the PMFM Investment Trust. Such reference is included in the Statement of Additional Information under "Independent Registered Public Accounting Firm".



                                           /s/  Briggs, Bunting & Dougherty, LLP

                                              Briggs, Bunting & Dougherty, LLP

Philadelphia, Pennsylvania
June 1, 2006